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                                                                     Exhibit 5.1

October 12, 2004

Lightbridge, Inc.
30 Corporate Drive
Burlington, MA 01803

      RE:   S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

      We have acted as counsel for Lightbridge, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 2,500,000 shares (the "Shares") of its common stock, $.01 par value ("Common Stock"), issuable pursuant to the Lightbridge, Inc. 2004 Stock Incentive Plan (the "Plan"). The Shares are in addition to an aggregate of 5,350,000 shares of Common Stock originally issuable pursuant to prior stock option plans of the Company, which shares were previously registered under the Act and are now issuable under the Plan.

      In arriving at the opinions expressed below, we have examined and relied on the following documents:

      (i)   the Registration Statement;

      (ii)  the Plan;

      (iii) the Certificate of Incorporation and By-Laws of the Company; and

      (iv) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

      In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

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Lightbridge, Inc.
October 12, 2004

      We express no opinion other than as to the General Corporation Law of the State of Delaware.

      Based upon the foregoing, we are of the opinion that:

      1. The Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement.

      2. The Shares have been duly authorized by all necessary corporate action and, when issued against payment of the agreed consideration therefor in accordance with the Plan, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,

                                                FOLEY HOAG LLP

                                                By:  /s/ Alexander H. Pyle
                                                     --------------------------
                                                     a Partner